UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 11, 2013

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure

On December 11, 2013, Joy Global Inc. (the “Company”) issued a press release disclosing its financial results for the fourth quarter and fiscal 2013 year-end.  A copy of the press release is attached hereto as Exhibit 99 and is hereby incorporated by reference.  The Company is furnishing the attached exhibit under Items 2.02 and 7.01 of Form 8-K.

Item 2.06 Material Impairments

On December 11, 2013, the Company announced that it had completed a trademark impairment analysis in connection with reviewing our brand portfolio and developing a strategy to increase the visibility of our core brands in furtherance of our One Joy Global initiative. During this review we determined that the indefinite life assumption was no longer appropriate for most of our previously acquired trademarks.

In connection with the review of our brand portfolio, we worked with a third party appraisal firm to develop new estimates of fair value of our trademark portfolio using discounted cash flow models. In connection with obtaining an independent third party valuation, management provided certain information and assumptions that were utilized in the fair value calculation. Assumptions critical to the process include forecasted financial information, discount rates, royalty rates and growth rates. Estimates of the fair value of each trademark were based on the best information currently available; however, further adjustments may be necessary in the future if conditions differ substantially from the assumptions utilized.

The remaining value of the trademarks that are being replaced will be amortized over the new estimated useful life. For those trademarks that are not being replaced, our strategy is to co-brand these products, and we have revalued these trademarks based on that assumption. The co-branded trademarks will continue to have an indefinite life. As a result, a non-cash impairment charge of $155.2 million was recorded in the fourth quarter of fiscal 2013, of which $130.2 million was recorded by our Underground Mining Machinery segment and $25.0 million was recorded by our Surface Mining Equipment segment. This impairment charge is not expected to result in future cash outflows to the Company.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Press release dated December 11, 2013 of Joy Global Inc. disclosing its financial results for the fourth quarter and fiscal 2013 year-end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date: December 11, 2013	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated December 11, 2013 of Joy Global Inc. disclosing its financial results for the fourth quarter and fiscal 2013 year-end.